Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126420) pertaining to the Xerium Technologies, Inc. 2005 Equity Incentive Plan of our report dated February 15, 2006, with respect to the consolidated financial statements and schedule of Xerium Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2006